UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) May 2, 2005
                                                          ------------

           Kirshner Entertainment & Technologies, Inc.

             -------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)


                  000-24977                           65-1053546
                --------------                      -----------
           (Commission File Number)        (IRS Employer Identification No.)



No. 476 Hutai Branch Road, Baoshan District, Shanghai, China          200436
------------------------------------------------------------         ---------
(Address of Principal Executive Offices)                            (Zip Code)

                                 (86)21-56689332
              (Registrant's Telephone Number, Including Area Code)

            5200 N.W. 33rd Avenue, Suite 215, Ft. Lauderdale, FL 33309
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [__]   Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

       [__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [__] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

         On May 2, 2005 we entered into and consummated a share exchange with all of the shareholders of Linkwell Tech Group, Inc. ("Linkwell"). Pursuant to the share exchange, we acquired 100% of the issued and outstanding shares of Linkwell's common stock, in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell became our wholly owned subsidiary. Under the terms of the share exchange, the Linkwell shareholders received approximately 4.53 shares of our common stock for each share of Linkwell owned by them prior to the transaction. This share exchange, which was structured to be a tax-free exchange under the Internal Revenue Code of 1987, as amended, resulted in a change in our control. As discussed below, Gary Verdier, Harvey Judkowitz and George Williams, our then officers and directors resigned at the closing of the share exchange and Wei Guan and Xuelian Bian, who are the officers and directors of Linkwell, were appointed. No individuals or entities received any compensation, including finder's fees, in connection with the share exchange. The Share Exchange Agreement contains customary representations and warranties and cross-indemnification provisions.

         In connection with the share exchange, in order to satisfy all outstanding obligations and indebtedness owed by our company to Mr. Verdier and certain third parties, Linkwell provided us $175,000 which we provided to Verdier to be used by Verdier to pay our third party creditors (including Mr. Verdier), and we issued to Mr. Verdier 1,400,000 shares of our common stock.

Item 3.02 Unregistered Sales of Equity Securities
         On May 2, 2005, we issued 36,273,470 shares of our common stock to 2 individuals under the terms of a Share Exchange Agreement dated May 2, 2005. The shares were valued at $18,136.74. This transaction, which resulted in Linkwell becoming a wholly owned subsidiary of our company, was exempt from registration under the Securities Act of 1933, as amended in reliance on an exemption provided by Section 4(2) of that Act. The participants were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The participants had access to business and financial information concerning our company and they each represented to us that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         On May 2, 2005, we issued 1,400,000 shares of common stock, valued at $201,482, to Gary Verdier, our former President, an accredited investor, for the satisfaction of all outstanding indebtedness owed to Mr Verdier. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         In connection with the share exchange with Linkwell, on May 2, 2005 Gary Verdier, Chairman of the Board, CEO, President, Vice President, Secretary and Treasurer, Harvey Judkowitz, Chief Financial Officer and Director, and George Williams, Director, resigned and the following individuals, who were the officers and directors of Linkwell, where appointed to the following offices:

NAME          AGE   POSITION

Xuelian Bian  39    Chief Executive Officer, President and Chairman of the Board
Wei Guan      41    Vice President, Secretary and director

Mr. Bian has served as Chief Executive Officer, President and director of Kirshner since May 2, 2005, Chief Executive Officer, President and director of Linkwell Tech Group, Inc. since Linkwell's inception in June 2004 and General Manager of Shanghai Likang Disinfectant Company, Limited since 1993. From 1990 to 1993, he was a project assistant in charge of science and technology achievement application in the Second Military Medical University, Shanghai, China. From 1986 to 1990, Mr. Bian was a member of the technical staff in the Epidemiological Institute in the Second Military Medical University. Mr. Bian contributed to the compilation of "Disinfection - Antiseptic - Anticorrosion - Preservation" and "Modern Disinfection Study" of which the first book laid the foundation of the Chinese disinfectant study. Mr. Bian started related research with his colleagues on the microbiology sterilization effect examination, high strength ultraviolet lamp tube and decontaminating apparatus prior to the inception of Likang. Mr. Bian graduated from the China Arm Second Military Medical University in 1990 with a bachelor degree in public health.

Mr. Guan has served as Vice President of Kirshner since May 2, 2005, Vice President Linkwell Tech Group, Inc. since Linkwell's inception in June 2004 and vice General Manager of Shanghai Likang Disinfectant Company, Limited since 2002. From 1987 to 1990, Mr. Guan worked Hunan Machinery Importing & Exporting Corporation as a member of management. From 1990 to 2002, Mr. Guan worked for Division of Importing and Export at Worldbest Group as a general manager. Mr. Guan graduated from Hunan University in Changsha, Hunan Province with a bachelor degree in Industry Foreign Trading in 1987.

Item 8.01 Other Events

As described above, as a result of the share exchange, Linkwell became a wholly owned subsidiary of our company.

Overview

Linkwell was founded on June 22, 2004,  as a Florida  corporation.  On June
30, 2004, Linkwell acquired 90% of Shanghai Likang Disinfectant Co., Ltd. ("Likang") through a stock exchange.

Likang is a science and technology enterprise founded in 1993. Likang is involved in the development, production, marketing and sale, and distribution of disinfectant health care products. Likang's products are utilized by the hospital and medical industry in China.

Likang has developed a line of disinfectant product offerings. Likang regards the hospital disinfecting products as the primary segment of its business. Relying on the research and development strength, unique technology and the competitive advantages of the numerous professional staff rooms of Second Military Medical University, it has developed and manufactured several dozen kinds of series products in the field of skin mucous disinfection, hand disinfection, surrounding articles disinfection, medical instruments disinfection and air disinfection.

The products include:

   -        topical disinfection series for the skin
   -        hand sanitation series
   -        environmental sanitation disinfectant series
   -        medical instrument disinfectant series
   -        antiseptic disinfectant series
   -        air disinfection series.

Likang has worked to establish a national presence in more than 30 provinces across mainland China. Likang has made efforts to expand its product offerings to civil disinfection, industrial disinfection, livestock and agricultural disinfection. In recent years, Likang has seen an increase in international orders, and expects to continue to expand globally. Likang's products have gradually penetrated the domestic market for hospital applications.

Likang, while servicing the national market by promoting its line of iodine disinfectant products, has achieved a level of brand awareness in the industry. The brand has a solid foundation and has competed with domestic disinfectant enterprises and international groups in China. Likang is active in its research and development efforts.

Likang has devoted a large amount of capital to establish a new production workshop according to GMP standards, has installed a first-class production line, and has provided space for an advanced laboratory.

Industry Background

Linkwell expects the disinfectant industry will witness significant interest over the near term. Recently, a series of global infection crises have captured public attention and increased media coverage. This exposure should lead to an increase in demand for disinfectant products.

Recent global scares:

   o  1996; Japan pandemic pathogenic 0157-coliform infection.
   o 1997; "Mad Cow Disease" occurred in British leaded panic all over the world.
   o  1998;  Hong Kong broke out bird flu mass epidemic.
   o  1998;  147 incision infection cases happened in Shenzhen woman &
              child hospital.
   o  March 2000; "Foot and Mouth Disease" occurred in Japan, South Korea and Mongolia.
   o  November 2002; SARS infection broke out in China.
   o  November 2003; Bird flu virus in Southeast Asia,

As an effective measure to control the outbreak of infections, disinfection is vital for iatrical service, health prevention, and domestic hygiene.

Competitive Advantage

In July 2002, the Ministry of Public Health issued the 27th order of Ministry of Health of the People's Republic of China. This ordinance implemented new standards for the industry while increasing the barrier to entry for disinfectant manufacturers. Primarily, the disinfectant manufacturers must obtain a Hygiene License of Manufacturing Disinfectant. Furthermore, disinfectant products must obtain the official hygiene permit document of Ministry of Public Health (disinfecting instruments) or the record evidence of provincial hygiene administrative department (the hygiene products). The implementation of these improved production standards and licenses has effectively decreased the competitiveness of small to mid size manufacturers with single product and inferior technical content. Likang has been granted ten hygiene licenses by the Ministry of Public Health. Likang has filed applications for an additional four products, and is currently preparing application documents for six additional products. Presently Likang meets all standards initiated by the ordinance recently imposed.

Sales and Marketing

Likang has a network of sales representatives educated on the line of products of Likang. The sales network currently covers twenty provinces including Shanghai, Beijing, Guangdong, Tianjin, Fujian, Yunnan Hainan, Jiangsu, Zhejiang, Anhui, Shandong, Henan, Hebei, Liaoning, Heilongjiang, Shanxi, Shanxi, Gansu, Ningxia, Guizhou, Hunan, Sichuan, Xinjiang and Neimenggu.

Government Regulation

         Our business and operations are located in the People's Republic of China.

We are subject to local food, drug, environmental laws related to certification of manufacturing and distributing of any disinfectant. We are also licensed by the Shanghai City Government to manufacture and distribute disinfectants. We are in substantial compliance with all provisions of those licenses and have no reason to believe that they will not be renewed as required by the applicable rules of Shanghai. In addition, our operations must conform to general governmental regulations and rules for private companies doing business in China.

PRC legal system

         Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our business operations or prospects.

Economic Reform Issues

         Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

         Over the last few years, China's economy has registered a high growth rate.
Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the RMB, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

         To date reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions (Washington Post, February 26, 2004). It was recently reported that China's government plans to sell shares in state companies worth $380 billion on domestic stock markets to raise money for a national pension system and improve the management of firms. China has also announced plans to sell shares in the biggest state-owned bank, the Industrial & Commercial Bank of China, in 2006. Taken together, the two reports underscore China's continued implementation of its economic reforms.

 China's Accession into the WTO

         On November 11, 2001, China signed an agreement to become a member of the World Trade Organization (WTO), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China's membership in the WTO was effective on December 11, 2001. China has agreed upon its accession to the WTO to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. China's accession to the WTO may favorably affect our business in that reduced market barriers and a more transparent investment environment will facilitate increased investment opportunities in China, while tariff rate reductions and other enhancements will enable us to develop better investment strategies for our clients. In addition, the WTO's dispute settlement mechanism provides a credible and effective tool to enforce members' commercial rights.

Principal Shareholders

         May 5, 2005 there were 41,449,125 shares of our common stock issued and outstanding. The following table sets forth, as of May 5, 2005, information known to us relating to the beneficial ownership of these shares by:

         - each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock;
         -        each director;
         -        each executive officer; and
         -        all executive officers and directors as a group.


         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Linkwell Tech Group, Inc., No. 476 Hutai
Branch Road, Baoshan District, Shanghai, China       200436.

         Name of                    Amount and Nature of            Percentage
         Beneficial Owner           Beneficial Ownership             of Class
         ----------------           --------------------            ----------
         XueLian Bian                   22,670,919                     54.7%
         Wei Guan                       13,602,551                     32.8%
         All Officers and Directors
         As a group (2) persons)        36,273,470                     87.5%

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Financial statements of Linkwell Tech Group, Inc. as may be required for the periods specified in Rule 3-05(b) of Regulation S-X will be filed under an amendment to this Report within the prescribed time frame.

(b) Pro Forma Financial Information.

Pro formal financial information which may be required by Articles 11 of Regulation S-X will be filed under amendment to this Report within the prescribed time frame.

(c)  Exhibits


10.7 Stock Exchange Agreement dated May 2, 2005 by and among Kirshner Entertainment & Technologies, Inc., Gary Verdier, Linkwell Tech Group, Inc. and the shareholders of Linkwell.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   Kirshner Entertainment & Technologies, Inc.

                                   By:/s/   Xuelian Bian
                                  ---------------------------
                                  Xuelian Bian, Chief Executive Officer


DATED:  May 5, 2005

exhibit 10.7